EXHIBIT 99.1

David P Vincent

Ashwood Pines

Church End

Sherfield on Loddon

Hants RG27 0JB

Tel: +44 (0)1256 881932

E: dave.vincent@virgin.net

25th January 2019

ALTITUDE INTERNATIONAL, INC.

Dear Ms Jones,

This letter is to advise you that as of today, I resign from all positions as an officer in Altitude International and its subsidiaries and accept the appointment of CTO. (Chief Technology Officer). I am honored to continue serving on the Board of Directors.

Yours sincerely,